ASSET PURCHASE AGREEMENT

     AGREEMENT made this 15th day of February 1996, by and among Shoals Supply, Inc., an Alabama corporation ("Seller"), Lecil V.
Thomas (the "Shareholder"), and Drew Industries Incorporated, a
Delaware corporation ("Buyer").

                       W I T N E S S E T H :

     WHEREAS, the Shareholder owns all the issued and outstanding capital stock of Seller; and
     WHEREAS, Buyer desires to purchase from Seller all the assets and properties, and the business of Seller, and to assume certain liabilities and obligations of Seller relating to such business, and Seller desires to sell said assets, properties and business and to transfer said liabilities and obligations to Buyer for the con-sideration and upon the terms and conditions hereinafter set forth,
     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

     1.   PURCHASE AND SALE OF ASSETS

          1.1 Subject to Section 1.2 hereof, Seller hereby agrees to sell, assign, convey, transfer and deliver to Buyer on the date hereof, and Buyer hereby agrees to purchase and acquire on the date hereof, the following:

               (a) the business of manufacturing, refurbishing, and distributing new and used axles, tires, rims, brakes, jacks, springs, frame components, metal studs and related products and services for the manufactured housing industry (the "Business");

               (b) the names "Shoals Supply" and all derivatives thereof, and all other trademarks, trademark rights, tradenames, tradename rights, trade styles, brand names, service marks, patents, logos, copyrights, characterizations, and all other intangible rights and properties (and all applications with respect to all of the foregoing) owned or used by Seller in connection with the Business, as set forth on Schedule "1.1(b)" hereto (the "Intangible Properties");

               (c) all licenses and license agreements pursuant to which Seller has the right to the use of any Intangible Properties owned by third parties, as set forth on Schedule "1.1(c)" hereto;

               (d) all machinery, equipment, tools, handling equipment, vehicles, furniture, fixtures, supplies and other fixed assets, as set forth (including the locations of trucks and trailers) on Schedule "1.1(d)" hereto (the "Fixed Assets");

               (e)  all inventories of raw materials,
work-in-process and finished goods, and packaging, printed materials and supplies, in possession of Seller or suppliers, as set forth
(including the locations thereof) on Schedule "1.1(e)" hereto (the
"Inventory");


               (f) all accounts and notes receivable contract rights, earned but unbilled accounts, general intangibles, and all other obligations for the payment of money to Seller, as set forth on Schedule "1.1(f)", to be delivered on the Adjustment Date (the "Receivables");

               (g) all designs, plans, specifications, renderings, drawings, models, prototypes, methods and processes relating to the products and services offered by the Business;

               (h) all advances and other assets of the Business, as set forth on Schedule "1.1(h)" to be delivered on the Adjustment Date;

               (i) all customers, customers' purchase orders, customer lists, and all written information, files, correspondence and documents relating to the Business;

               (j) all right, title, interest, obligation and liability of Seller as lessee or licensee, with respect to the personal property leases and licenses set forth on Schedule
"1.1(j)" hereto;

               (k) all stationery, office supplies, catalogues, product descriptions, printing plates, advertising materials, forms and other similar supplies and materials used by the Business;

               (l) all computers and computer software relating to the Business;

               (m) all claims for insurance, and all proceeds thereof, relating to damage of or destruction to any of the fore-going; wherever the same shall be located (collectively, the "Purchased Assets").

          1.2 The Schedules required to be delivered pursuant to this Agreement shall be based upon information in existence as of December 31, 1995. Accordingly, on or about thirty (30) days from the date hereof (the "Adjustment Date"), each such Schedule shall be adjusted, and all Schedules required to be delivered on the Adjustment Date shall be delivered, to accurately reflect information regarding the Purchased Assets and the Business as of the date hereof (the "Adjusted Schedules"). On the Adjustment Date, (A) Seller and the Shareholder shall reimburse Buyer in an amount equal to the excess, if any, of the Minimum Net Worth (as defined in Section 7.8 hereof) over the actual net worth of Seller as of the date hereof determined in accordance with generally accepted accounting principles on a basis consistent with the Adjusted Financial Statements and utilizing the Adjusted Schedules as defined in Section 7.7.4 (the "Actual Net Worth"), or (B) Buyer shall pay to Seller cash in an amount equal to the excess , if any, of the Actual Net Worth and the Minimum Net Worth.

               1.2.1 Commencing on the date hereof, Buyer shall give Seller access to all books and records of Seller as are necessary to prepare the Adjusted Schedules.

          1.3 It is the intent of this Agreement that the Purchased Assets shall constitute all of the assets, properties and business (including, without limitation, all production methods, manufacturing processes, distribution methods, sales methods, technical data, know-how and trade secrets) of Seller which are necessary or appropriate to enable Buyer to continue to conduct the Business as heretofore conducted by Seller.

          1.4 Seller hereby waives any and all vendor's liens with respect to the sale of the Purchased Assets pursuant to this Agree-ment.

     2.   LIABILITIES

          2.1 In partial consideration for the Purchased Assets, Buyer agrees to assume, pay, perform and discharge only those obligations and liabilities of Seller set forth on Schedule "2.1" hereto, and only in the amounts and pursuant to the terms set forth on Schedule "2.1" (the "Assumed Liabilities").

          2.2 Buyer does not assume or agree to pay, perform or discharge any other liability or obligation of Seller of any nature whatsoever, whether known or unknown, direct or indirect, contin-gent or accrued, matured or unmatured, including, without limitation, any of the following liabilities or obligations of Seller whether or not relative to the Purchased Assets or the Business, which shall remain the sole liabilities and obligations of Seller and the Shareholder:

               2.2.1 Any obligations or liabilities of Seller or the Shareholder in respect of any Federal, state, local or foreign income, sales, franchise, excise, or any other taxes for the current or any other fiscal period;

               2.2.2 Any obligations or liabilities which are incurred in violation of this Agreement or which are inconsistent with any representation, warranty or covenant contained in this Agreement;

               2.2.3 Any obligations of Seller or the Shareholder to perform under this Agreement;

               2.2.4 Any cost, expense or tax liability of Seller or the Shareholder incident to the preparation of this Agreement or the consummation of the transactions contemplated hereby;


               2.2.5 Any obligations or liabilities of Seller or the Shareholder arising by reason of any default, breach, penalty or delinquency under any agreement, commitment or obligation of Seller or the Shareholder or to which Seller or the Shareholder is a party;

               2.2.6 Except as set forth in Section 15.3 hereof, any obligations or liabilities of Seller or the Shareholder arising from any claim or demand based upon noncompliance with any appli-cable bulk sales or bulk transfer law;

               2.2.7 Except as set forth on Schedule 2.1, any obligations or liabilities of Seller or the Shareholder with respect to the Business incurred on or after the date hereof;

               2.2.8 Any cost, expense or other obligations or liabilities of Seller or the Shareholder relating to or arising from current or future pension, retirement, profit sharing, bonus, group health insurance, group life insurance, employee stock ownership, or other similar plans for the benefit of Seller's employees;

               2.2.9 Any obligations or liabilities relating to any collective bargaining agreement or other labor or union agree-ment or commitment, or any employee benefit arising thereunder;

               2.2.10 Any obligations or liabilities of Seller or the Shareholder arising directly or indirectly from any failure or alleged failure of Seller to comply with any applicable statute, rule, decision, regulation or ordinance;

               2.2.11 Any obligations or liabilities of Seller or the Shareholder under any contracts, agreements, commitments, or purchase orders for finished goods, raw materials or services, except as set forth on Schedule "2.2.11" hereto to be delivered on the Adjustment Date;

               2.2.12 Any obligations or liabilities of Seller or the Shareholder for amounts owing pursuant to bank loans or any other loans or extensions of credit made to Seller or the Shareholder, except as set forth on Schedule "2.2.12" hereof;

               2.2.13 Any obligations or liabilities of Seller for amounts owing to any person or entity which is an affiliate of Seller;

               2.2.14   Any obligations or liabilities due from
Seller or the Shareholder to any present or former stockholders of Seller.

     3.   CONSIDERATION

          3.1 In addition to the assumption by Buyer of the Assumed Liabilities, and subject to Section 1.2 hereof, the consideration (the "Purchase Price") to be paid to Seller for the Purchased Assets is the sum of:

               3.1.1 One Million Two Hundred Twenty-Five Thousand ($1,225,000) Dollars (the "Cash Payment"), plus

               3.1.2 Payment in cash in an amount equal to the excess, if any, of the Actual Net Worth over the Minimum Net Worth (the "Additional Cash Payment"),

               3.1.3 Five Hundred Forty-Four Thousand Nine Hundred Fifty-Nine (544,959) shares of the Common Stock, par value $0.01 per share, of Buyer (the "Drew Shares"), plus

               3.1.4 A promissory note of Buyer to the order of Seller in the principal amount of Seven Hundred Sixty Thousand
($760,000) Dollars (the "Note") in the form of Exhibit "3.1.3" hereto.

          3.2 The Purchase Price is payable and deliverable to Seller in accordance with Section 4 hereof.

     4.   PAYMENT

          4.1 The Cash Payment shall be made by delivery to Seller on the date hereof of a certified or bank check drawn on immediately available funds or, at Seller's option upon written request therefor, by wire transfer of immediately available funds, to the order of Seller.

          4.2 The Additional Cash Payment shall be made by delivery to Seller on the Adjustment Date of a certified or bank check drawn on immediately available funds or, at Seller's option upon written request therefor, by wire transfer of immediately available funds, to the order of Seller.

          4.3 Subject to the provisions of Section 5 hereof and the Registration Rights Agreement, the Drew Shares shall be delivered to Seller, within ten (10) days of the date hereof, registered in the name of Seller.

          4.4 Principal of the Note, together with interest at the rate of five and forty nine one-hundredths percent (5.49%) on the unpaid balance of principal from the date hereof, shall be payable in twenty (20) consecutive equal quarterly installments, each in the amount of Forty Three Thousand Seven Hundred Fifty ($43,750) Dollars, commencing April 1, 1996. Each quarterly payment shall be applied first to interest as aforesaid and the balance to principal. All unpaid principal and interest shall be due and payable on March 31, 2001.

     5.   RESTRICTED SECURITIES - REGISTRATION

          5.1  Seller and the Shareholder acknowledge that the

registration and prospectus requirements of the Securities Act of 1933, as amended (the "Act") will not be complied with in connection with the issuance and delivery on the date hereof of the Drew Shares and that, accordingly, the Drew Shares will be "restricted securities" and must be held indefinitely unless there has been compliance with such registration and prospectus requirements of the Act, and applicable state securities laws, except as permitted under various exemptions to such requirements contained in the Act and the rules and regulations of the Securities and Exchange Commission (the "S.E.C.") promulgated thereunder and applicable state laws. Accordingly, Seller and the Shareholder jointly and severally represent and warrant to, and agree with, Drew as follows:

               5.1.1  Neither Seller nor the Shareholder is
participating, nor will they participate, directly or indirectly, in a distribution or transfer of the Drew Shares in violation of the Act, nor are Seller or the Shareholder participating, nor will they participate, directly or indirectly, in the underwriting of any such distribution or transfer of the Drew Shares in violation of the Act. Seller and the Shareholder further jointly and severally warrant, represent and agree that they will not act in any way that would constitute either of them to be an underwriter of the Drew Shares in violation of the Act.

               5.1.2 Neither Seller nor the Shareholder will offer, sell, pledge, hypothecate, or otherwise transfer or dispose of the Drew Shares unless such offer, sale, pledge, hypothecation or other transfer or disposition is (i) registered under the Act,
(ii) exempt under Rule 144, or (iii) in compliance with an opinion of counsel, delivered to Buyer, in form and substance reasonably satisfactory to Buyer, to the effect that such offer, sale, pledge, hypothecation or other transfer or disposition is in compliance with the Act or exempt from the requirements thereof or the rules and regulations promulgated thereunder.

               5.1.3 All certificates representing the Drew Shares shall bear a legend stating in substance:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO DREW, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH OR EXEMPT THEREFROM."

               5.1.4 By reason of the knowledge and experience of the Shareholder in business matters in general and in financial and business matters related to the business of Buyer in particular, Seller and the Shareholder are able to evaluate the merits and risks of an investment in the Drew Shares and are able to bear the economic risk of the investment represented by the acquisition of the Drew Shares for an indefinite period.

          5.2 Seller and the Shareholder acknowledge receipt, prior to the date hereof, of the following documents relating to
Buyer: Annual Report on Form 10-K for the year ended December 31, 1994, 1994 Annual Report to Stockholders, Quarterly Report on Form 10-Q for the nine months ended September 30, 1995, and Proxy Statement dated May 10, 1995.

          5.3 In accordance with the provisions of the Registration Rights Agreement in the form of Exhibit "5.3" hereto, at the request of Seller or the Shareholder made not less than two
(2) years nor more than seven (7) years from the date hereof, Buyer will cause to be prepared and filed with the S.E.C., and will use its best efforts to cause to be declared effective, a registration statement on Form S-3 under the Act (the "Registration Statement"), with respect to the Drew Shares, to the extent requisite to permit disposition of the Drew Shares in compliance with the Act.

     6.   CERTAIN OBLIGATIONS OF SELLER, THE SHAREHOLDER AND BUYER

          6.1 Upon receipt of the Drew Shares on the date hereof, Seller will deposit with SouthTrust Bank of Alabama (the "Escrow Agent") Fifty Thousand (50,000) Drew Shares, together with stock powers executed in blank, which will be held by the Escrow Agent and disbursed in accordance with the terms of the Escrow Agreement in the form of Exhibit "6.1" hereto.

          6.2 The Shareholder agrees to provide written notice to Buyer of the Shareholder's intention to sell the assets, business or capital stock of Marion Products, Inc. ("Marion") pursuant to a written bona fide offer received by the Shareholder from an arm's-length buyer. Such notice shall include all the material terms and conditions of the offer, and shall be furnished to Buyer not less than sixty (60) days prior to the proposed sale. Buyer shall have the first right to purchase the Marion assets, business or capital stock on terms and conditions no less favorable to Buyer than those contained in the offer. If Buyer elects not to exercise the right to purchase, the Shareholder will not, for a period of five (5) years from the date hereof, sell the assets, business or capital stock of Marion to any purchaser which is competitive with the Business or the business of any of the Affiliated Companies, within the meaning of Section 14 hereof.

          6.3 Buyer agrees that, commencing on the date hereof, it will cause the Business to continue its business relations with Marion on terms and conditions no less favorable than those afforded to other customers of similar stature and location as Marion.

          6.4 On the date hereof, Buyer or its designee and the Shareholder shall enter into a Consulting and Non-Competition
Agreement, in the form of Exhibit "6.4" hereto, providing for payment to the Shareholder of Twenty Five Thousand Dollars
($25,000) per annum for a period of five (5) years, plus certain benefits, in consideration for the Shareholder's rendering certain consulting services to Buyer or its designee and the Shareholder's agreement not to compete with the Business.

          6.5 On the date hereof, the Shareholder and Buyer will enter into leases for the premises occupied by the Business, as listed on Schedule "6.5" (the "Leases").

          6.6 On the date hereof, Buyer and Roger Thomas and Richard Thomas will enter into the Non-Competition Agreements in the form of Exhibit "6.6" hereto.

          6.7 On the date hereof, Buyer shall repay and discharge the indebtedness of Seller to SouthTrust Bank of Alabama in the approximate amount of Seven Million Nine Hundred Eighty Thousand Two Hundred Forty and 79/100 Dollars ($7,980,240.00) (the "Bank Debt").

     7.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER AND
          THE SHAREHOLDER


          Seller and the Shareholder hereby jointly and severally represent and warrant to, and agree with, Buyer that on the date hereof:

          7.1 The Shareholder is the lawful owner of all the issued and outstanding capital stock of Seller (the "Shoals
Stock"), has good and marketable title to the Shoals Stock free and clear of any and all claims, liens, encumbrances or equities.

          7.2 The Certificate of Incorporation of Seller, (Exhibit "7.2" hereto), and By-Laws of Seller (Exhibit "7.3" hereto), each as amended to the date hereof, are true, correct and complete copies of such documents.

          7.3 Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama, and, except as set forth on Schedule "7.3" hereto, is licensed and qualified to do business in any other state or jurisdiction and in any foreign country in which its business requires such licensing or qualification and where failure to obtain such license or qualification would have a material adverse effect on the Business or the Purchased Assets; on the date hereof, Seller has the corporate power and authority to own and/or lease its properties and to conduct the Business in the manner and in the places where such properties are now owned, leased or operated or the Business is now conducted.

          7.4  The authorized Capital Stock of Seller is 1,000
shares of Common Stock, $1.00 par value, of which there are 1,000 shares issued and outstanding, no shares held in treasury; and no other shares of capital stock or any other securities of Seller are issued or outstanding.

          7.5 Seller does not have issued, outstanding or subject to any agreement or commitment any options, warrants, calls or other rights to purchase or otherwise acquire or to sell or otherwise dispose of any securities of Seller; the Shareholder has not granted any option, warrant, call or other right, nor have the Shareholder or Seller entered into any agreement, to sell or otherwise dispose of any shares of the capital stock or any other security of Seller.

          7.6 The books and records of Seller have been regularly kept and maintained on a comprehensive accounting basis used by Seller for income tax purposes, and such books and records fairly and accurately reflect the transactions of Seller to which either it is a party or by which its properties are bound; Seller's books and records are maintained at Highway No. 5 (P.O. Box 156), Bear Creek, AL 35543, and no portion of Seller's records, systems, controls, data or information is recorded, stored, maintained, operated or otherwise wholly or partly held by a means (electronic, mechanical, computerized or otherwise) not under the exclusive ownership and control (including all means of access) of Sellers.

          7.7 Exhibit "7.7" hereto consists of the following financial statements of Seller: income statements, balance sheets, and related schedules as of and for the following periods: year ended December 31, 1994; nine months ended September 30, 1995 (collectively referred to as the "Financial Statements"). With respect to the Financial Statements, Seller and the Shareholder jointly and severally represent and warrant to, and agree with, Buyer that on the date hereof:

              7.7.1 The Financial Statements are (i) true and correct with respect to each item shown or reflected thereon, (ii) present fairly and accurately the financial condition of Seller and the results of its operations as of the dates and for the periods therein shown, and (iii) have been prepared on a comprehensive accounting basis used by Seller for income tax purposes.

              7.7.2    The Financial Statements set forth all
material liabilities known to Seller required to be disclosed on Seller's federal income tax return on a basis consistent with prior years.

              7.7.3 There are no reserves for taxes (current and deferred) of Seller set forth on the Financial Statements and no such reserves are required. Buyer shall not be liable for any tax assessment or interest or penalties in connection with any period or portion of a period prior to the date hereof or in connection with the consummation of the transactions contemplated herein.

              7.7.4    Seller and the Shareholder have furnished

to Buyer and its accountants and representatives the Financial Statements and all other information and documents necessary (i) to audit and review the operations of Seller, and the transactions to which Seller has been a party, for the years ended December 31, 1994 and 1995, and (ii) to prepare adjusted financial statements in accordance with generally accepted accounting principles consistently applied within the foregoing years, which adjusted financial statements will fairly and accurately reflect the financial condition of Seller and the results of its operations as of the dates and for the periods therein shown (the "Adjusted Financial Statements"). Within thirty (30) days from the date hereof, Seller and the Shareholder will review the Adjusted Financial Statements and will furnish to Buyer's accountants representation letters and other information required to complete the presentation of the Adjusted Financial Statements in accordance with requirements applicable to Buyer. Upon completion of the audit, and delivery of the Adjusted Financial Statements to Seller and the Shareholder, this Agreement shall be deemed amended so that all representations and warranties made in this Section 7.7 (except Sections 7.7.1(iii) and 7.7.2) shall be applicable to the Adjusted Financial Statements in lieu of the Financial Statements, with the same force and effect as if originally made with respect to the Adjusted Financial Statements, except that Seller and the Shareholder shall advise Buyer in writing of any disagreements with the Adjusted Financial Statements and the representations and warranties of Seller and the Shareholder shall not extend to such disputed items.

         7.8 (i) Except as set forth on Schedule "7.8" hereto, Seller is the owner of and has valid and marketable title to all the Purchased Assets, free and clear of all claims, liens, security interests, pledges and encumbrances whatsoever, and (ii) as of the date hereof, the Minimum Net Worth is Five Hundred Thousand ($500,000) Dollars, less the aggregate amount of all deferred bonuses payable to employees of Seller pursuant to Employment Bonus Agreements entered into on the date hereof (the "Minimum Net Worth").

         7.9 The Receivables as of the date hereof (as reflected on Adjusted Schedule 1.1(f)) represent amounts owing to Seller without any offsets, recoupments, setoffs or counterclaims; no part of the Receivables is or will be contingent upon the performance by Seller of any obligation or contract other than product warranties given by Seller in the normal course of the Business of Seller as set forth on Schedule "2.1" hereto; except for liens in favor of SouthTrust Bank of Alabama which will be terminated upon discharge of the Bank Debt, no person has or will have any lien on such receivables or any part thereof, and except as set forth on Schedule "7.9(i)", no agreement for rebate, deduction or discount has been made with respect to any of the Receivables; at the time of the sale and delivery thereof, the property which gave rise to said Receivables was owned by Seller free and clear of any claims, liens or encumbrances except for liens in favor of SouthTrust Bank of Alabama which will be terminated upon discharge of the Bank

Debt; the reserve for uncollectible accounts reflected on the Financial Statements is reasonable in the context of the business and past experience of Seller.

         7.10 Each item of Inventory owned by Seller on the date hereof has been acquired in the usual manner and in ordinary and customary amounts and quantities and at prevailing prices; each item of Inventory is stated on the Financial Statements at the lower of cost or market; the Inventory is in good and marketable condition, is not obsolete, and is of a quality usable and saleable at prevailing prices for non-obsolete inventory in the normal course of the Business.

         7.11 Except as set forth on Schedule "7.11" hereto, each item of the Equipment owned by Seller on the date hereof is in good condition, repair and working order, and is sufficient for the conduct of the Business.

         7.12 Seller does not have any liabilities or obligations (direct or indirect, contingent or accrued) of whatever nature, whether arising out of contract, tort, statute or otherwise, including, without limitation, liabilities for Federal, state or local taxes incurred on or before the date hereof, except (i) liabilities and obligations shown on the Financial Statements as at September 30, 1995; (ii) the liabilities and obligations known to Seller and the Shareholder set forth on any Schedule delivered or deliverable hereunder.

         7.13 Except as set forth on Schedule "7.13" hereto: (i) Seller has timely filed, or will timely file, all tax reports and returns (the "Tax Returns") (including, without limitation, all information returns required to be filed by virtue of Seller's status as an "S Corporation" as defined in Subchapter S of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code")) which have become due for all taxable periods ending on or before the date hereof, and Seller or the Shareholder have paid or withheld all taxes due to Federal, state or local taxing authorities required to be paid or withheld in respect of the periods covered by such Tax Returns; neither Seller nor the Shareholder are delinquent in the payment of any tax, penalty or interest required to be paid by them and no unpaid deficiencies for any tax have been assessed against Seller; all Federal, state and local Tax Returns filed by or on behalf of Seller were true and correct when filed and no event has occurred subsequent to such filing which would require the filing of an amended or corrected Tax Return; (ii) Seller and the Shareholder have filed all consents, elections and other documents required to be filed to establish and maintain Seller's status as an "S Corporation" under the Code, and under applicable state and local tax laws, and all successor and predecessor legislation; neither Seller nor the Shareholder have taken or performed, or omitted to take or perform, any steps or acts which would result, by itself or themselves or with the passage of time or the giving of notice or both, in the suspension, loss or termination of Seller's status as an S

Corporation; (iii) Seller is not undergoing any tax audits, is not contesting any tax claimed to be due, and has not granted an extension of any statute of limitations, or similar law, to any taxing authority for the assessment of any taxes.

         7.14 Except as set forth on Schedule "7.14" hereto, Seller does not own any real property.

         7.15 Except as set forth on Schedule "7.15" hereto, Seller does not have any subsidiary corporations or have an investment in nor own any securities of, any business, enterprise, entity or organization, public or private.

         7.16 Except as set forth on Schedule "7.16" hereto, Seller is not a party to any collective bargaining or other agreement with labor unions, labor representatives or any other employee groups; Seller is not experiencing, and is not aware of any facts or circumstances which would result in any labor troubles or strife, work stoppages, slowdowns, or other labor matters which could interfere with or impair its business; Seller has not received notice that it has committed any unfair labor practice and is not experiencing, and is not aware of any facts or circumstances which would result in, any current union organization efforts or negotiations or requests for negotiations, for any representation or any labor contract relating to its employees.

         7.17 Except as set forth on Exhibit "7.17" hereto, Seller is not a party to any written or oral.

               7.17.1  lease, license or other agreement with
respect to personal property;

               7.17.2 contract of employment or other outstanding contract with any officer, employee, shareholder, agent, consultant, salesman, advisor, sales representative, manufacturer, supplier, distributor or dealer;

               7.17.3  contract or commitment with respect to
advertising services;

               7.17.4  contract or commitment amounting to or
involving more than $25,000;

               7.17.5 contract or commitment with any customer other than in the ordinary course of business;

               7.17.6  any other contract, commitment or
instrument other than in the ordinary course of business which is material to the business, assets, properties or financial condition of Shoals.

         All contracts, commitments, agreements or leases
(including renewal options) listed on Schedule "7.17" hereto are in full force and effect without any default or breach thereof by

Seller or, to the best knowledge of Seller, by any other party thereto, and the benefit, enforcement or validity of all such contracts, commitments, agreements or leases are not affected by the transactions contemplated by this Agreement. Accurate and complete copies of all such contracts have been delivered to Buyer.

         7.18 Schedule "1.1(b)" hereto is a complete and correct list of all trademarks, trade names (registered or unregistered), service marks, brand names, copyrights, patents (and applications for any of the foregoing) logos, designs or other intangible rights or properties of a similar nature (the "Intangible Properties") used by, useful to, owned by, or licensed by or to, Seller. Except as set forth on Schedule "1.1(b)", Seller is the lawful owner or licensee of all of the aforesaid, respectively, and has the exclusive, perpetual, royalty-free right to use the same in the conduct of its business in the State of Alabama; and Seller and the Shareholder know of no other person using the intangible properties in connection with the manufactured housing and recreational vehicle industries in the States of North Carolina, Texas and Tennessee; no proceedings have been instituted or are pending which challenge any rights in respect thereto or the validity thereof and none of the aforesaid is subject to any outstanding order, decree, judgment, stipulation or charge; the enforceability and validity of, and the obligations of the parties provided in, any agreement granting or relating to the Intangible Properties are not affected by the transactions contemplated by this Agreement and no consent of any party thereto is necessary or required by the transactions contemplated by this Agreement.

         7.19 Except as set forth on Schedule "7.19" hereto, there are no actions or proceedings at law or in equity pending or, to the best knowledge of Seller, threatened by or against Seller, or involving any of its assets, before any Federal, state or municipal court or governmental commission, board or other administrative agency or any arbitration machinery or "impartial chairman" wherein any unfavorable judgment, decision, ruling or finding would, individually or in the aggregate, materially (which term is defined for the purposes of this paragraph as involving more than $25,000 and not fully covered by insurance) and adversely affect the Business, the Purchase Assets, or the condition (financial or otherwise) of Seller; the Seller is not aware of any facts, events or occurrences by reason of which any such action or proceeding may be brought.

         7.20 Except as set forth on Schedule "7.20" hereto, neither Seller nor the Shareholder is aware of any state of facts which would operate to prevent Buyer from carrying on the Business in the manner in which the Business is now being carried on or which would render Seller subject to any liability or deprive it of any of its assets; to the best knowledge of Seller, Seller is not a party to any transaction which, at the time of entering into thereof, would result in a material loss to Seller (which term is defined for purposes of this paragraph as involving more than $25,000).


         7.21 Except as set forth on Schedule "7.21" hereto, from September 30, 1995 to the date hereof, there has not been: (i) any material adverse change in the financial condition, results of operations, liabilities, customers, suppliers or employees of the Business, or in the Purchased Assets; (ii) any damage, destruction or loss adversely affecting the Purchased Assets or the Business, which damage, destruction or loss has not been fully insured against and with respect to which no insurance claim has been rejected or processed in a manner which would result in Buyer not receiving the proceeds thereof; (iii) any increase in compensation payable or to become payable to any of the employees of the Business or any bonus payment or similar arrangement made to or with any such employees, except for normal periodic salary increases for such employees which are, in the aggregate, in the ordinary course of business; (iv) any mortgage, pledge or other encumbrance on, or sale, assignment, lease or transfer of, any of the Purchased Assets; (v) any obligation or liability (absolute or contingent) incurred, except current liabilities and obligations under contracts or commitments entered into in the ordinary course of business; (vi) any material transaction other than in the ordinary course of business; (vii) any waiver of a right of significant and substantial value; or (viii) any agreement or intention to do any of the foregoing, except as otherwise provided herein.

         7.22 Except as set forth on Schedule "7.22" hereto, there are no loans outstanding made by or to Seller by or to any individual, firm, corporation or other entity.

         7.23 Except as set forth on Schedule "7.23" hereto, there are no bonuses in respect of work done prior to the date hereof, due to or expected by present or former employees of Seller, except bonuses due in the ordinary course of business for the period from September 30, 1995 to the date hereof. All accrued bonuses, in the approximate amount of $490,000, for the year ended December 31, 1995 will be paid by Seller.

         7.24 Except as set forth on Schedule "7.24" hereto, Seller has no customer which, for the fiscal year ended December 31, 1994, the eleven months ended December 31, 1993, and the nine months ended September 30, 1995 accounted for more than five (5%) percent of its gross sales, and Seller did not have any such customer during such periods.

         7.25 Annexed hereto as Schedule "7.25" is a list and brief description of all policies of insurance maintained by Seller. All premiums due to the date hereof on such insurance policies have been paid in full, and, except as set forth on Schedule "7.25", all of such policies are currently in effect. No claim has been made against Seller with respect to any matter which is or has been in the past covered by any insurance policy issued by any insurance company which, to the best knowledge of Seller, within the past five (5) years, has been in financial difficulty;

no insurance company has ever denied, or attempted to deny, coverage based upon any allegation that Seller has violated or breached the terms of coverage, or violated any law or regulation, or failed to meet any standards, governing or relating to the design, manufacture or sale of products or the rendering of services by Seller; all claims made against Seller which are covered by insurance are being defended by such insurance companies.

         7.26 Except as set forth on Schedule "7.26" hereto, Seller does not have any group health insurance, group life insurance, cafeteria plan, current or future pension, retirement, profit sharing, bonus, stock option or stock purchase plan, or any other "employee benefit" plan as defined in Section 3(3) of the Employee Retirement Security Act of 1974, as amended, whether or not such plans or obligations are of a legally binding nature or are in the nature of informal understandings.

         7.27 Except as set forth on Schedule "7.27" hereto, Seller is not required to file with the Pension Benefit Guaranty Corporation any notice of a reportable event arising out of the transactions contemplated herein with respect to any employee benefit plan of Seller now in effect or to comply with other requirements of the Internal Revenue Service, Department of Labor and Pension Benefit Guaranty Corporation arising out of the transactions contemplated herein with respect to any such employee benefit plan; with respect to all pension plans maintained by Seller, Seller has satisfied the minimum funding standard of
Section 412 of the Code, and the regulations promulgated thereunder, and the filing requirements of Section 6058 of the Code through the last plan year of each such plan, and there is no funding deficiency under Section 412 of the Code for any such plan.

         7.28 All outstanding purchase commitments and orders entered into by Seller have been entered into by Seller in the ordinary and usual course of its business and have been, and will be, made at prevailing market prices or lower.

         7.29 Except as set forth on Schedule "7.29" hereto, nei-ther the Shareholder, nor any affiliate, nor any or other entity directly or indirectly controlled by the Shareholder, or in which the Shareholder has any direct or indirect interest, (i) is engaged in any transaction with Seller, or any other party, which would conflict or compete with the Business, or owns or has possession or the use of any properties, assets or rights used by, or useful to, Seller in the conduct of the Business, or (ii) has paid, assumed, discharged or otherwise satisfied any liability, expense or obligation of Seller during the eleven months ended December 31, 1993 and during the fiscal years ended December 31, 1994 and 1995.

         7.30 Neither the execution of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation of, or be in conflict with, the terms of, or require the consent of any party to, any contract, agreement, lease, license agreement, instrument, commitment or understanding applicable to Seller, or will result in the creation of any lien on, or claim to, any of the property or assets of Seller.

         7.31  To the best knowledge of Seller and the
Shareholder, there are no claims for defects or breaches of warranty, existing or alleged, in connection with the manufacture or sale of products or the rendering of services by Seller involving more than Ten Thousand ($10,000) Dollars in the aggregate.

         7.32 Except as set forth on Schedule "7.32" hereto, Seller has no reason to believe that it has not performed or is performing all material obligations required to be performed by it pursuant to any contract, agreement, lease, instrument, commitment or understanding applicable to Seller, and neither Seller nor, to the best of Seller's knowledge, any other party is in default in the fulfillment of any of its obligations thereunder in any material respect.

         7.33 All buildings, offices and other structures used by Seller are, to the best of Seller's knowledge, in good condition, and are in good repair and working order, and are sufficient for the conduct of the Business as heretofore conducted.

         7.34 Except as set forth on Schedule "7.34" hereto, Seller is in compliance with all terms of any instrument and any law, order, rule or regulation of the United States, or any state or political subdivision, or any agency thereof (including, but not limited to, the Federal Occupational Safety and Health Agency, Environmental Protection Agency and Department of Transportation, and their equivalent state agencies) which is applicable to Seller in respect of its business or financial condition or the conduct of its business, and no complaint or order has been filed against Seller by or with, and no notice has been issued to Seller by, any such agency in respect of its business or operations, and Seller is not liable for any arrears, damages, taxes or penalties for failure to comply with any of the foregoing.

         7.35 Except as set forth on Schedule "7.35" hereto, the land and buildings owned, leased, occupied or operated by Seller and, to the best knowledge of Seller and the Shareholder, the land and the buildings in proximity thereto, are not, and have not been in the past, the site of any activity or condition (currently or in the past) which is in violation of Federal, state or local statutes, rules, regulations, ordinances, administrative orders or rulings relating to the protection of the environment or governing or prohibiting the storage, use, disposal or transport of pollutants, hazardous substances or toxic materials (as such terms are described in such statutes, rules, regulations, ordinances, orders or rulings).

         7.36 Except as set forth on Schedule "7.36" hereto, Seller holds all governmental licenses, permits and other authorizations necessary for the conduct of the Business, and all such licenses, permits and other authorizations will be duly assigned and transferred to Buyer in connection with the transactions contemplated herein to the extent such transfer is permitted by governmental authorities. Schedule "7.36" to be delivered on the Adjustment Date will be a true and complete list of all such licenses, permits and authorizations setting forth the issuing entity and the subject matter thereof; all such governmental licenses, permits and other authorizations have been sufficient in all material respects for the Business as it is presently conducted by Seller, and neither Seller nor the Shareholder knows of any threatened suspension, cancellation or invalidation of any such license, permit or other authorization or any threat of any proceeding for the suspension, cancellation or invalidation of any such license, permit or authorization.

         7.37 No consent, approval or authorization of any governmental agency is required in connection with the execution and delivery of this Agreement by Seller and the Shareholder or the consummation of the transactions contemplated herein.

         7.38 The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by the Shareholder and Board of Directors of Seller and no other proceedings on the part of the Shareholder or Seller are necessary to authorize this Agreement, nor the carrying out of the transactions contemplated herein; neither the execution, delivery nor performance of this Agreement, nor consummation of the transactions contemplated herein, will result in a violation of, or be in conflict with, or constitute (with or without due notice or lapse of time or both) a default in any term of any law, order, rule or regulation applicable to the Shareholder or Seller; this Agreement, upon execution and delivery hereof by the Shareholder and Seller, and the Registration Agreement, upon execution and delivery thereof by Seller and the Shareholder, will be the valid and binding obligations of such parties and will be enforceable against them in accordance with its terms, except as limited by applicable bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally.

         7.39 All persons who have executed this Agreement on behalf of Seller are the duly elected, qualified and acting incumbents of the corporate offices under authority of which they have purported to act, and each of them has been authorized by all necessary corporate action of Seller to execute and deliver this Agreement and bind Seller to the engagements undertaken by it in this Agreement, and the other transactions contemplated herein.

         7.40 Neither the Shareholder nor Seller, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Shareholder or Seller, has used any corporate funds of Seller, or other funds, for unlawful contributions, gifts, entertainment or other unlawful expenses, or made any direct or indirect unlawful payment to government officials or employees, customers, or vendors from corporate or other funds, or established or maintained any unlawful or unrecorded funds, or received any payment, the receipt of which by the Shareholder or Seller would be unlawful.

         7.41 No representation or warranty made by the Shareholder or Seller in this Agreement, or in any document, Schedule, Exhibit, certificate, Financial Statement or instrument delivered or deliverable pursuant to the terms hereof, or in connection with the transactions contemplated hereby, contains or will contain, any untrue statement of a material fact or omits, or will omit, to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         7.42 Notwithstanding the disclosure of any liabilities or obligations on any Schedule annexed hereto, Buyer shall assume, pay, perform and discharge only the liabilities and obligations set forth on Schedule "2.1" hereto.

    8.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF BUYER

         Buyer hereby represents and warrants to and agrees with the Shareholder and Seller that on the date hereof:

         8.1 Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, operate and lease its properties and conduct its business as now owned, operated, leased and conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it make such qualification necessary.

         8.2 The execution and delivery of this Agreement and the Registration Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by the Boards of Directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the Registration Agreement, nor the carrying out of the transactions contemplated herein.

         8.3 The execution and delivery of this Agreement and the Registration Agreement, and the consummation of the transactions contemplated herein, will not violate, or result in a breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any charter or by-law, or agreement, lease, license agreement, instrument, judgment, or decree to which Buyer is a party, or to which it may be subject, or by which it may be bound. There are no suits, actions, proceedings, or investigations pending or, to the knowledge of Buyer, threatened against or affecting Buyer that would in any way interfere with the ability of Buyer to carry out this Agreement or the Registration Agreement, or the transactions contemplated herein. No consent, approval or authorization of any governmental body is required in connection with the execution and delivery of this Agreement or the Registration Agreement by Buyer or the consummation of the transactions contemplated herein, except for approvals of governmental bodies required in connection with the registration and listing of the Drew Shares.

         8.4 All persons who have executed this Agreement and the Registration Agreement on behalf of Buyer are the duly elected, qualified and acting incumbents of the corporate offices under authority of which they have purported to act, and each of them has been authorized by all necessary corporate action of Buyer to execute and deliver this Agreement and the Registration Agreement on behalf of Buyer and to bind Buyer to the engagements undertaken by them in this Agreement, the Registration Agreement, and the other transactions contemplated herein.

         8.5 The authorized capital stock of Buyer consists of 20,000,000 shares of Common Stock, par value $0.01 per share, of which not more than 5,261,368 shares are issued and outstanding, including shares subject to options; the Drew Shares are duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid, and nonassessable. Immediately after issuance of the Drew Shares, 5,806,327 shares of the Common Stock of Buyer will be issued and outstanding, including shares subject to options.

         8.6 Drew has filed all tax reports and returns required to be filed by it and has paid all taxes and other charges shown as due on said reports and returns. Buyer is not delinquent in the payment of any material tax assessment or other governmental charge (including, without limitation, any applicable withholding taxes); there are no tax liens upon any property or assets of Buyer except liens for current taxes not yet due.

         8.7 This Agreement and the Registration Agreement will be, upon execution and delivery thereof by Buyer the valid and binding obligations of Buyer, and will be enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors rights generally.

         8.8 No representation made by Buyer in this Agreement, in any Exhibit annexed hereto or in any document, instrument or certificate delivered or deliverable pursuant to the terms hereof contains, or will contain, an untrue statement of a material fact or omits, or will omit, to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         8.9 Buyer agrees that there shall be no interruption of employee benefit plans.


    9.   SURVIVAL OF REPRESENTATIONS

         Notwithstanding any investigation or opportunity to investigate by or on behalf of Buyer, Seller or the Shareholder, all representations and warranties made in this Agreement or in any Schedule, Exhibit, certificate, statement or other document delivered or deliverable in connection with this Agreement, shall remain in full force and effect and shall survive the consummation of the transactions contemplated herein (i) for the period ending with the expiration of the statute of limitations applicable to Seller relating to the matter which is the subject of the representations or warranties, and (ii) as to tax liabilities and liabilities arising from environmental conditions, without limitation.

    10.  DELIVERIES OF BUYER

         Buyer hereby delivers, or causes to be delivered, to Seller the following:

         10.1 A certified resolution of the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement and the Registration Agreement, and the consummation of the transactions required of them herein.

         10.2  The Cash Payment,

         10.3  The Additional Cash Payment, if any,

         10.4  The Drew Shares,

         10.5  The Note,

         10.6  The Registration Rights Agreement,

         10.7 An opinion, dated the date hereof, of Berlack, Israels & Liberman, attorneys for Buyer, in the form of Exhibit
"10.5" hereto,

         10.8  The Leases,

         10.9  The Consulting and Non-Competition Agreement, and

         10.10 The Escrow Agreement.

    11.  DELIVERIES OF SELLER AND THE SHAREHOLDER

         On the date hereof, Seller will execute and deliver, or cause to be executed and delivered, to Buyer:

         11.1 All conveyances, deeds, assignments, bills of sale, confirmations, powers of attorney, approvals, consents, agreements and any and all further instruments as may be necessary, expedient or proper in order to complete any and all conveyances, transfers and assignments herein provided for and to convey to Buyer such title to the Purchased Assets as Seller is obligated hereunder to convey;

         11.2 Certified copies of the resolutions adopted by the Board of Directors of Seller and the Shareholder authorizing this Agreement and the transactions contemplated hereby;

         11.3   An opinion, dated the date hereof, of Spain &
Gillon, LLC, attorneys for Seller and the Shareholder, in the form of Exhibit "11.3" hereto.

         11.4 Certificates dated not more than thirty (30) days prior to the date hereof from the appropriate authority of the state in which Seller is incorporated as to its existence and good standing and as to the payment of any and all franchise and similar taxes due.

         11.5  Possession of the Purchased Assets.

         11.6  The Registration Rights Agreement.

         11.7  The Leases.

         11.8  The Non-Competition Agreements referred to in
Section 6.6 hereof.

         11.9  The Consulting and Non-Competition Agreement.

         11.10 The Escrow Agreement.

    12.  BROKERS

         12.1 The parties represent and warrant to each other that no broker or finder was retained or used by any of them in connection with the transactions contemplated herein, except that Niederhoffer-Henkel & Co. ("NHC") served as broker and advisor to the Shareholder and Seller, and the Shareholder and Seller shall be solely responsible for all compensation and expenses due to NHC.

         12.2 The parties each agree to indemnify and hold the other harmless from and against any and all loss, cost, damage, claim and expense (including reasonable attorneys' fees) which the other may sustain or which may be asserted against the other by reason of any claim for compensation by any person, firm or corporation hired, retained or introduced by the indemnifying party in connection with the transactions contemplated hereby.

    13.  INDEMNIFICATION

         13.1 The Shareholder and Seller, jointly and severally, agree to and do hereby indemnify and hold harmless Buyer, and its respective officers, directors, stockholders, affiliates, agents and employees, and their successors and assigns, from and against any claim against Buyer and against any other loss, cost, liability, judgment, damage or expense (including, without limi-tation, all expenses, reasonable attorneys' fees and court costs) to Buyer as a result of, or which involves, (i) the inaccuracy of any representation or the breach of any warranty made by Seller or the Shareholder, or the failure of Seller or the Shareholder to perform any covenants contained in this Agreement or in any other document or agreement delivered or deliverable pursuant hereto;
(ii) any failure of Seller at any time prior to the date hereof to comply with the terms of any instrument to which it is a party, or with any applicable law, order and regulation of any Federal, state (including qualification to do business), municipal or other governmental department, commission, board, agency or instru-mentality, domestic or foreign, having jurisdiction over it or its operations including, but not limited to, any law, order or regula-tion relating to antitrust or unfair competition, wages, hours, prices, collective bargaining, the payment of withholding and social security taxes, the environment, and transportation; and
(iii) any claim made by any former shareholder of Seller, or such shareholder's heirs, administrators or legal representatives, relating to the sale of the Purchased Assets.

         13.2  Buyer does hereby indemnify and hold harmless
Seller and the Shareholder, and his heirs and legal representatives, from and against any claim against Seller and the Shareholder and against any other loss, cost, liability, judgment, damage or expense (including without limitation, all expenses, reasonable attorneys' fees and court costs) to Seller and the Shareholder as a result of, or which involves, (i) the inaccuracy of any representation or the breach of any warranty made by Buyer in this Agreement, or (ii) the failure of Buyer to perform any covenants or agreements in this Agreement, or in any other document or agreement delivered or deliverable pursuant hereto.

         13.3 Promptly after receipt by an indemnified party pur-suant to the provisions of this Section 13.3 of notice of the commencement of any action or the assertion of any claim, such indemnified party will notify the indemnifying party, if a claim thereto is to be made against the indemnifying party. In the event that any action is commenced against an indemnified party by a third party, and the indemnified party promptly notifies the indemnifying party of the commencement thereof, the indemnifying party will have the option, exercisable by sending written notice to the indemnified party, within ten (10) days of receipt of the indemnified party's notice, of either (i) approving the claim and authorizing payment of the amount set forth in such notice; or (ii) assuming the defense of such action with counsel satisfactory to the indemnified party; and after notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation.


         13.4 Notwithstanding the foregoing, upon three (3) days notice to the indemnifying party, the indemnified party may immediately pay or discharge any claim, the non-payment of which would have an immediate and adverse impact on the then existing business, property or assets of the indemnified party, and such payment or discharge shall not affect the foregoing indemnities. In such event, the indemnifying party shall have the right to dispute such payment or discharge in accordance with Section 16.4.

    14.  NON-COMPETITION - CORPORATE PROPERTY

         14.1 Except as otherwise set forth on Schedule 14.1, for a period of five (5) years from the date hereof, neither the Shareholder nor any person or entity controlled by, or under common control with, the Shareholder, or any other affiliate of the Shareholder shall, directly or indirectly, undertake or perform services in or for, or render services to, participate in, or have any financial interest in, or engage, in any business competitive to that of the Business or Buyer or its subsidiaries or affiliates (the "Affiliated Companies") or solicit for employment or employ any employee of the Affiliated Companies. For purposes hereof, a business shall be deemed competitive if it is conducted in any geographic or market area in which any of the Affiliated Companies are engaged in business relating to the manufactured housing or recreational vehicle industries during the period covered by this
Section 14.1 and involves the development, design, manufacture, marketing, packaging sale or distribution of any products developed, designed, manufactured sold or distributed, or the offering of any services offered, by any of the Affiliated Companies or any products or services substantially similar thereto, or derived from, such products or services sold or offered by any of the Affiliated Companies during such period; and the Shareholder shall be deemed directly or indirectly to engage in such business if he participates in such business, or in any entity engaged in or which owns, such business, as an officer, director, employee, consultant, partner, individual proprietor, manager or as an investor who has made any loans, contributed to capital stock or purchased any stock; provided, however, that neither Seller nor the Shareholder will at any time utilize the names "Shoals" or "Shoals Supply" or any patent, trademark or tradename, service mark, logo, copyright or similar intellectual property, whether or not registered, of any of the Affiliated Companies, or any proprietary information of any of the Affiliated Companies. The foregoing, however, shall not be deemed to prevent the Shareholder from investing in securities if such class of securities in which the investment is made is listed on a national securities exchange or is of a company registered under Section 12(g) of the Securities Exchange Act of 1934, and, if the Company in which such investment is made competes with any of the Affiliated Companies, such investment represents less than one (1%) per cent of the outstanding securities of such class.

         14.2 Seller and the Shareholder agree that all products, packaging, inventions, designs, creations, ideas, techniques,

methods, or any portions thereof, or any improvements or modifications thereon, or any know-how or procedures related thereto, which relate to the Business, conceived, invented, discovered or executed by Seller or the Shareholder whether or not marketed or utilized by Seller, shall be the sole and exclusive property of Buyer, without additional compensation payable therefor, have not been, other than in the ordinary course of business, and will not be, divulged, published, revealed or made available to any person, firm, association, corporation or other entity, and shall be subject to the provisions of Section 14.1 hereof; and by these presents Seller and the Shareholder hereby assign to Buyer any and all right, title and interest they have, or may have, therein. Neither Seller nor the Shareholder has retained copies of any documents, plans or papers evidencing any of the foregoing.

         14.3 The Shareholder hereby represents and warrants that, except as set forth on Schedule "14.3" hereto, he has not divulged, other than in the ordinary course of business, prior to the date hereof, nor shall he divulge subsequent to the date hereof, to any person, firm, association, corporation or other entity, any information with respect to the Business known to him, including, but not limited to, production methods; manufacturing methods, arrangements or processes; sales methods or arrangements; customer lists; information relating to pricing; technical data, know-how and other information, whether or not any of the foregoing are commonly regarded as proprietary information or trade secrets.

         14.4 Provided Seller is not in default of the provisions of this Section 14, neither the Buyer, nor the Affiliated
Companies, will engage in the manufacture of dumpsters, chassis, compactors, balers or garbage truck beds during the period covered by Section 14.1.

    15.  BULK SALES LAWS

         15.1 Seller and Buyer agree to waive compliance in all respects with the requirements of the bulk sales or bulk transfer laws of any jurisdiction which may be applicable to the transactions contemplated by this Agreement.

         15.2 Seller and the Shareholder hereby jointly and severally agree to indemnify and hold Buyer harmless from and against any and all claims, losses, damages, costs, expenses or liabilities which Buyer may incur or be subjected to or which may be asserted against Buyer by reason of Seller's failure to comply in any respect with the requirements of applicable bulk sales or bulk transfer laws with respect to any inabilities not included in the Assumed Liabilities.

         15.3 Buyer hereby agrees to indemnify and hold Seller and the Shareholder harmless from and against any and all claims, losses, damages, costs, expenses or liabilities which Seller or the Shareholder may incur or be subjected to or which may be asserted against either Seller and/or Shareholder by reason of Seller's failure to comply in any respect with the requirements of applicable bulk sales or bulk transfer laws with respect to the Assumed Liabilities.

    16.  ADDITIONAL PROVISIONS

         16.1 Buyer, Seller and the Shareholder shall execute and deliver or cause to be executed and delivered to the other such further instruments, documents and conveyances and shall take such other action as may be reasonably required to more effectively carry out the terms and provisions of this Agreement.

         16.2 This Agreement shall be binding upon and inure to the benefit of Buyer and Seller, and their successors and assigns, and shall be binding upon and inure to the benefit of the Shareholder and his personal representatives and heirs. This Agreement shall not be assignable by Seller or the Shareholder without the prior written consent of Buyer. Buyer may assign its rights pursuant to this Agreement to an entity which is under common control with Buyer, or which Buyer controls, or by which Buyer is controlled ("Assignee"); provided however, that, as between Buyer and Seller, any such assignment shall not affect, diminish or reduce in any way the obligations (monetary or otherwise) of Buyer to Seller as set forth herein, it being agreed that all such obligations constitute, and shall remain, direct, absolute, unconditional obligations of Buyer; and provided further, that in the event of such assignment, Assignee shall be bound by the terms and conditions of this Agreement as fully as if it were named with Buyer as a party hereto, and each of the representa-tions, warranties and covenants of Buyer set forth herein shall be deemed to have been made by Assignee.

         16.3 This Agreement and the documents referred to herein constitute the whole agreement among the parties, and there are no terms other than are contained herein or therein. No variation hereof or thereof shall be deemed valid unless by full performance by the parties hereto or by a writing signed by the parties hereto.

         16.4 Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Georgia and any court of competent jurisdiction of the State of Georgia located in Atlanta over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives to the fullest extent permitted by law, (i) any objection that they may now or hereafter have to the venue of any such suit, action or proceeding brought in any such court, (ii) any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and
(iii) all right to trial by jury in any proceeding enforcing or defending any rights under this Agreement or relating hereto.
Final judgement in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon each party duly served with process therein and may be enforced in the courts of the jurisdiction of which either party or any of its property is subject, by a suit upon such judgement.

         16.5 All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, telegram, telex, facsimile or other standard form of telecommunication, or by registered or certified post-paid mail, return receipt requested, and addressed as follows, or to such other address as any party may notify the other in accordance with the provisions hereof:

To Buyer:

               Drew Industries Incorporated
               200 Mamaroneck Avenue
               White Plains, New York 10601
               Attention:  President

                        -copy to-

               Berlack, Israels & Liberman LLP
               120 West 45th Street
               New York, N.Y.  10036
               Attention: Harvey F. Milman, Esq.

To the Shareholder:

               Lecil V. Thomas
               Route #5
               P. O. Box 274
               Haleyville, AL  35565

                        -copy to-

               Spain & Gillon, LLC
               The Zinszer Building
               2117 Second Avenue North
               Birmingham, AL 35203
               Attention:  John P. McKleroy, Jr., Esq.

         16.6 This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall be deemed to be one and the same instrument.

         16.7 The headings in this Agreement are for the convenience of reference only, and shall not affect in any manner any of the terms or provisions hereof. For purposes of this Agreement, where applicable, the masculine gender shall also include the feminine gender.

         16.8 Whether or not the transactions contemplated herein are consummated, each of parties hereto shall be solely liable for the fees and expenses incurred by such party's attorneys, accountants and other representatives in connection with the preparation of this Agreement, the documents deliverable hereunder and any investigation or examination authorized herein.

         16.9 Any and all sales, conveyance or other transfer taxes payable in connection with the sale, assignment or delivery of the Purchased Assets to Buyer hereunder shall be paid by Buyer as and when due.

         16.10 Each party hereto has been represented by counsel and financial advisors of their own choosing and has reviewed this Agreement, and the other transactions contemplated herein with such counsel and advisors. Neither party hereto makes any representa-tion or warranty with respect to the tax treatment or tax effect of the transactions contemplated herein on or to the other party, it being understood that each party has consulted with and relied upon its own counsel and financial advisors regarding all obligations and liabilities arising from or in connection with this Agreement; provided, however, that all Federal, state and local taxes for which Seller or the Shareholder are liable as a result of consummation of the transactions contemplated herein shall be paid by Seller or the Shareholder, as the case may be.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ATTEST:

                              DREW INDUSTRIES INCORPORATED


______________________        By ________________________________
                                 President and Chief Executive
                                   Officer

WITNESS:

                              SHOALS SUPPLY, INC.


______________________        By ________________________________
                                 President


WITNESS:

______________________        ___________________________________
                              Lecil V. Thomas